Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Reports Quarterly Results
MAUMEE, OHIO, May 2, 2023 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the first quarter ended March 31, 2023.

First Quarter Highlights:

•Company reported a net loss attributable to The Andersons of $15 million, or $0.44 per diluted share and adjusted net income of $7 million, or $0.20 per diluted share
•Adjusted EBITDA was $55 million for the quarter
•Trade reported pretax income of $39 million and adjusted pretax income of $24 million, a record first quarter
•Renewables produced a pretax loss of $83 million due to a previously announced non-cash impairment and adjusted pretax income attributable to The Andersons of $6 million
•Nutrient & Industrial (formerly Plant Nutrient) reported a pretax loss of $10 million on a slow start to the planting season

"Once again, our Trade business led the way for the quarter. The team continues to execute well and we are seeing positive results from our base business, as well as, recent growth investments. The Renewables team was faced with lower ethanol crush margins to start the quarter but showed improvement over 2022 on an adjusted basis. The Nutrient & Industrial business was faced with declining fertilizer prices and deferred customer purchasing in the quarter. In April, customers have engaged and prices have firmed a bit as fieldwork began in our service geography. While some of the typical first quarter business will shift into Q2, we do not expect that all the business will be recovered," said President and CEO Pat Bowe.

"We are making good progress on several growth opportunities. We remain focused on executing within our stated strategy in our core grain and fertilizer verticals including further focus on renewables and new opportunities in renewable diesel feedstocks," continued Bowe. "We remain confident in the long-term outlook for the company and achieving our previously stated goal."

$ in millions, except per share amounts
	Q1 2023	Q1 2022	Variance
Pretax Income (Loss) from Continuing Operations	$(65.0)	$10.6	$(75.6)
Pretax Income (Loss) from Continuing Operations Attributable to the Company[1]	(20.6)	10.2	(30.8)
Adjusted Pretax Income (Loss) from Continuing Operations Attributable to the Company[1]	8.1	10.2	(2.1)
Trade[1]	23.6	3.7	19.9
Renewables[1]	6.3	5.5	0.8
Nutrient & Industrial	(10.4)	10.7	(21.1)
Other	(11.4)	(9.8)	(1.6)
Net Income (Loss) from Continuing Operations Attributable to the Company	(14.8)	6.1	(20.9)
Adjusted Net Income from Continuing Operations Attributable to the Company[1]	6.8	6.1	0.7
Diluted Earnings (Loss) Per Share from Continuing Operations (EPS)	(0.44)	0.18	(0.62)
Adjusted Diluted Earnings Per Share from Continuing Operations[1]	0.20	0.18	0.02
EBITDA from Continuing Operations[1]	(16.2)	55.8	(72.0)
Adjusted EBITDA from Continuing Operations[1]	$55.3	$55.8	$(0.5)
[1] Non-GAAP financial measures; see appendix for explanations and reconciliations.

Cash, Liquidity, and Long-Term Debt Management

"Our businesses continue to generate strong operating cash flows and we remain disciplined in our approach to capital spending. We continue to be well below our long-term debt to EBITDA target of less than 2.5 times," said Executive Vice President and CFO Brian Valentine. "In light of the current, high interest rate environment, we are strategically managing working capital usage. Our short-term debt funding working capital at the end of the first quarter of 2023 totaled $638 million, less than half of the $1,450 million we borrowed a year ago."

The company used cash of $334 million and $1,075 million in its operating activities for the first quarters of 2023 and 2022, respectively, and generated $41 million and $40 million in cash from operations before working capital changes for the same periods, respectively.

First Quarter Segment Overview

Trade Generates Strong Earnings; Record Q1

The Trade segment recorded pretax income of $39 million and adjusted pretax income of $24 million for the quarter compared to pretax income of $4 million in the first quarter of 2022.

Trade benefited from strong elevation margins in its assets, and excellent merchandising results across the portfolio. Its well-positioned premium food and feed ingredients business also generated good margins. All three lines of business exceeded the 2022 first quarter.

Spring planting is just getting started in the Midwest. Commodity prices have moderated from the highs of last spring, but stocks remain relatively low. With the mix of assets and merchandising capabilities across key geographies, Trade is well-positioned for an expected large 2023 harvest. Unfavorable weather conditions could result in production shortfalls and continuing global supply and demand imbalances, which would allow for continued merchandising opportunities and strong elevation margins.

Adjustments to earnings primarily related to insurance recoveries on the late December fire-damaged inventory.

Trade’s first quarter adjusted EBITDA was $44 million, more than double first quarter 2022 EBITDA of $21 million.

Renewables Generates Solid Q1 Adjusted Earnings; Takes Impairment Charge on ELEMENT

The Renewables segment reported a pretax loss of $83 million and adjusted pretax income attributable to the company of $6 million in the first quarter, which is comparable to the same period in 2022.

The ELEMENT non-cash impairment charge was $87 million of which $44 million was the company's share.

Ethanol crush margins were weak starting the quarter but rebounded later in the period during the start of the spring maintenance season. Driving demand has also picked up and corn prices have moderated. The merchandising businesses including renewable diesel feedstocks continue to deliver solid results, but were impacted by lower values, partially due to delays in renewable diesel plant startups. Our eastern corn belt production facilities remain well-positioned for corn supply and ethanol margins have strengthened further after the close of the quarter.

Renewables had first quarter adjusted EBITDA of $22 million in 2023, a slight decrease from 2022 first quarter EBITDA of $24 million.

Nutrient & Industrial Ag Businesses Decline; Slow Customer Engagement on Declining Prices

The Nutrient & Industrial segment posted a pretax loss of $10 million, compared to record first quarter income in the prior year of $11 million. Significantly declining market prices continued to keep customers on the sidelines. With strong farmer income and planted acres anticipated to be high, second quarter volumes are expected to improve, but some of the margin decline is not likely to be recovered.

Nutrient & Industrial’s first quarter EBITDA was $(1) million compared to 2022 first quarter EBITDA of $19 million.

Income Taxes; Corporate

The company recorded an income tax benefit at an effective rate of 9.1% for the quarter due to the tax treatment of non-controlling interests. We anticipate a full-year adjusted effective rate of approximately 22% - 25%.

Conference Call

The company will host a webcast on Wednesday, May 3, 2023, at 11 a.m. Eastern Daylight Time, to discuss its performance and provide its outlook for the remainder of 2023. To access the call, please dial 888-317-6003 or 412-317-6061 (elite entry number is 9649408). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://app.webinar.net/PWwnqVbqG3R and submit the requested information as directed. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, the ongoing economic impacts from the war in Ukraine, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) from continuing operations attributable to the company; adjusted pretax income (loss) from continuing operations attributable to the company; adjusted pretax income (loss) from continuing operations; adjusted net income from continuing operations attributable to the company; adjusted diluted earnings per share from continuing operations; earnings before interest, taxes, depreciation, and amortization (or EBITDA); EBITDA from continuing operations; adjusted EBITDA; adjusted EBITDA from continuing operations; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to net income from continuing operations, pretax income from continuing operations or income (loss) before income taxes from continuing operations, diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders from continuing operations and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

The Andersons, Inc., named to Forbes list of America's Best Small Companies for 2023 and one of America's Greatest Workplaces for Diversity 2023 by Newsweek®, is a diversified company rooted in agriculture that conducts business in the commodity merchandising, renewables, and nutrient and industrial sectors. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2023	2022
Sales and merchandising revenues	$3,881,238	$3,977,954
Cost of sales and merchandising revenues	3,733,227	3,858,419
Gross profit	148,011	119,535
Operating, administrative and general expenses	117,235	101,987
Asset impairment	87,156	—
Interest expense, net	16,625	10,859
Other income, net	8,004	3,918
Income (loss) before income taxes from continuing operations	(65,001)	10,607
Income tax provision (benefit) from continuing operations	(5,884)	4,103
Net income (loss) from continuing operations	(59,117)	6,504
Loss from discontinued operations, net of income taxes	—	(554)
Net income (loss)	(59,117)	5,950
Net income (loss) attributable to noncontrolling interests	(44,367)	447
Net income (loss) attributable to The Andersons, Inc.	$(14,750)	$5,503

Earnings (loss) per share attributable to The Andersons, Inc. common shareholders:
Basic earnings (loss):
Continuing operations	$(0.44)	$0.18
Discontinued operations	—	(0.02)
	$(0.44)	$0.16
Diluted earnings (loss):
Continuing operations	$(0.44)	$0.18
Discontinued operations	—	(0.02)
	$(0.44)	$0.16

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	March 31, 2023	December 31, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$70,853	$115,269	$36,381
Accounts receivable, net	1,125,071	1,248,878	1,050,259
Inventories	1,551,101	1,731,725	1,950,303
Commodity derivative assets – current	222,036	295,588	769,916
Current assets held-for-sale	—	2,871	20,255
Other current assets	81,407	71,622	113,589
Total current assets	3,050,468	3,465,953	3,940,703
Other assets:
Goodwill	129,342	129,342	129,342
Other intangible assets, net	95,134	100,907	111,055
Right of use assets, net	59,209	61,890	51,821
Other assets held-for-sale	—	—	45,264
Other assets, net	89,174	87,175	92,506
Total other assets	372,859	379,314	429,988
Property, plant and equipment, net	678,717	762,729	772,245
Total assets	$4,102,044	$4,607,996	$5,142,936

Liabilities and equity
Current liabilities:
Short-term debt	$638,210	$272,575	$1,449,768
Trade and other payables	768,872	1,423,633	741,124
Customer prepayments and deferred revenue	309,546	370,524	384,723
Commodity derivative liabilities – current	107,983	98,519	216,836
Current maturities of long-term debt	85,567	110,155	54,158
Current liabilities held-for-sale	—	—	10,200
Accrued expenses and other current liabilities	202,133	245,916	205,958
Total current liabilities	2,112,311	2,521,322	3,062,767
Long-term lease liabilities	35,727	37,147	31,419
Long-term debt, less current maturities	486,892	492,518	571,181
Deferred income taxes	54,391	64,080	68,437
Other long-term liabilities held-for-sale	—	—	14,738
Other long-term liabilities	66,311	63,160	77,173
Total liabilities	2,755,632	3,178,227	3,825,715
Total equity	1,346,412	1,429,769	1,317,221
Total liabilities and equity	$4,102,044	$4,607,996	$5,142,936

The Andersons, Inc.
Consolidated Statements of Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2023	2022
Operating Activities
Net income (loss) from continuing operations	$(59,117)	$6,504
Loss from discontinued operations, net of income taxes	—	(554)
Net income (loss)	(59,117)	5,950
Adjustments to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	32,220	34,377
Bad debt expense, net	—	1,255
Stock-based compensation expense	2,596	1,818
Deferred federal income tax	(8,051)	(6,947)
Asset impairment	87,156	—
Other	3,225	3,048
Changes in operating assets and liabilities:
Accounts receivable	125,113	(215,012)
Inventories	178,010	(136,820)
Commodity derivatives	83,148	(277,761)
Other current and non-current assets	(17,543)	(38,810)
Payables and other current and non-current liabilities	(760,292)	(446,096)
Net cash used in operating activities	(333,535)	(1,074,998)
Investing Activities
Purchases of property, plant and equipment and capitalized software	(25,470)	(20,722)
Purchases of investments	—	(1,333)
Purchases of Rail assets	—	(3,186)
Proceeds from sale of Rail assets	2,871	248
Other	2,792	72
Net cash used in investing activities	(19,807)	(24,921)
Financing Activities
Net receipts under short-term lines of credit	363,619	796,209
Proceeds from issuance of short-term debt	—	350,000
Payments of short-term debt	—	(200,000)
Payments of long-term debt	(30,251)	(7,566)
Contributions from noncontrolling interest owner	—	2,450
Distributions to noncontrolling interest owner	(9,980)	(9,980)
Payments of debt issuance costs	(5)	(7,310)
Dividends paid	(6,279)	(6,144)
Proceeds from exercises of stock options	—	5,024
Common stock repurchased	(1,671)	—
Value of shares withheld for taxes	(6,616)	(3,319)
Other	—	393
Net cash provided by financing activities	308,817	919,757
Effect of exchange rates on cash and cash equivalents	109	99
Decrease in cash and cash equivalents	(44,416)	(180,063)
Cash and cash equivalents at beginning of period	115,269	216,444
Cash and cash equivalents at end of period	$70,853	$36,381

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2023	2022
Net income (loss) from continuing operations	$(59,117)	$6,504
Net income (loss) attributable to noncontrolling interests	(44,367)	447
Net income (loss) from continuing operations attributable to The Andersons, Inc.	(14,750)	6,057
Adjustments:
Transaction related compensation	1,668	—
Asset Impairment	44,450	—
Insurance proceeds and receivables	(17,390)	—
Income tax impact of adjustments[1]	(7,182)	—
Total adjusting items, net of tax	21,546	—
Adjusted net income from continuing operations attributable to The Andersons, Inc.	$6,796	$6,057

Diluted earnings (loss) per share from continuing operations attributable to The Andersons, Inc. common shareholders	$(0.44)	$0.18

Impact on diluted earnings (loss) per share from continuing operations	$0.64	$—
Adjusted diluted earnings per share from continuing operations	$0.20	$0.18
1 The income tax impact of adjustments is taken at the statutory tax rate of 25%.

Adjusted net income (loss) from continuing operations attributable to The Andersons, Inc. reflects reported net income (loss) from continuing operations available to The Andersons, Inc. common shareholders after the removal of specified items described above. Adjusted diluted earnings (loss) from continuing operations per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) from continuing operations attributable to The Andersons, Inc. and Adjusted diluted earnings (loss) from continuing operations per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income from continuing operations attributable to The Andersons, Inc. and Diluted earnings per share from continuing operations attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) from continuing operations per share amount for each specified item.

The Andersons, Inc.
Segment Data (continued)
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Three months ended March 31, 2023
Sales and merchandising revenues	$2,877,780	$839,516	$163,942	$—	$3,881,238
Gross profit	117,178	15,803	15,030	—	148,011
Operating, administrative and general expenses	71,980	8,904	24,132	12,219	117,235
Other income, net	5,983	841	846	334	8,004
Income (loss) before income taxes from continuing operations	39,364	(82,513)	(10,438)	(11,414)	(65,001)
Loss attributable to noncontrolling interests	—	(44,367)	—	—	(44,367)
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$39,364	$(38,146)	$(10,438)	$(11,414)	$(20,634)
Adjustments to income (loss) before income taxes from continuing operations[2]	(15,722)	44,450	—	—	28,728
Adjusted income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$23,642	$6,304	$(10,438)	$(11,414)	$8,094

Three months ended March 31, 2022
Sales and merchandising revenues	$3,084,681	$683,231	$210,042	$—	$3,977,954
Gross profit	67,619	15,191	36,725	—	119,535
Operating, administrative and general expenses	59,543	7,890	25,325	9,229	101,987
Other income (loss), net	3,780	428	804	(1,094)	3,918
Income (loss) before income taxes from continuing operations	3,669	5,962	10,743	(9,767)	10,607
Income attributable to noncontrolling interests	—	447	—	—	447
Income (loss) before income taxes from continuing operations attributable to The Andersons, Inc.[1]	$3,669	$5,515	$10,743	$(9,767)	$10,160
[1] Income (loss) from continuing operations before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) from continuing operations before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Trade	Renewables	Nutrient & Industrial	Other	Total
Three months ended March 31, 2023
Net income (loss)[1]	$39,364	$(82,513)	$(10,438)	$(5,530)	$(59,117)
Interest expense (income)	11,817	3,097	2,182	(471)	16,625
Tax benefit	—	—	—	(5,884)	(5,884)
Depreciation and amortization	8,645	14,472	6,957	2,146	32,220
EBITDA[1]	59,826	(64,944)	(1,299)	(9,739)	(16,156)
Adjusting items impacting EBITDA:
Transaction related compensation	1,668	—	—	—	1,668
Insurance proceeds & receivables	(17,390)	—	—	—	(17,390)
Asset Impairment	—	87,156	—	—	87,156
Total adjusting items	(15,722)	87,156	—	—	71,434
Adjusted EBITDA[1]	$44,104	$22,212	$(1,299)	$(9,739)	$55,278

Three months ended March 31, 2022
Net income (loss) from continuing operations	$3,669	$5,962	$10,743	$(13,870)	$6,504
Interest expense (income)	8,187	1,767	1,461	(556)	10,859
Tax provision	—	—	—	4,103	4,103
Depreciation and amortization	8,974	16,639	6,579	2,185	34,377
EBITDA from continuing operations	$20,830	$24,368	$18,783	$(8,138)	$55,843
1 Amounts for the three months ended March 31, 2023, contain no activity from discontinued operations. As such, references to EBITDA and EBITDA from continuing operations, as well as, Adjusted EBITDA and Adjusted EBITDA from continuing operations will yield the same results for the three months ended March 31, 2023.

Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Trailing Twelve Months of EBITDA and Adjusted EBITDA from Continuing Operations
A non-GAAP financial measure
(unaudited)

	Three Months Ended,				Twelve months ended March 31, 2023
(in thousands)	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023
Net income (loss) from continuing operations	$102,400	$24,880	$21,170	$(59,117)	$89,333
Interest expense	16,921	14,982	14,087	16,625	62,615
Tax provision (benefit)	15,753	9,839	9,933	(5,884)	29,641
Depreciation and amortization	33,567	33,322	33,476	32,220	132,585
EBITDA from continuing operations	168,641	83,023	78,666	(16,156)	314,174
Adjusting items impacting EBITDA from continuing operations:
Transaction related compensation expense	—	—	—	1,668	1,668
Inventory damage (related insurance recoveries)	—	—	15,993	(17,390)	(1,397)
Asset impairment including equity method investments	4,455	—	9,000	87,156	100,611
Gain on sale of frac sand assets	(3,762)	—	—	—	(3,762)
Total adjusting items	693	—	24,993	71,434	97,120
Adjusted EBITDA from continuing operations	$169,334	$83,023	$103,659	$55,278	$411,294

	Three Months Ended,				Twelve months ended March 31, 2022
	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022
Net income from continuing operations	$44,024	$12,290	$65,473	$6,504	$128,291
Interest expense	10,060	8,799	8,444	10,859	38,162
Tax provision	9,677	4,027	11,163	4,103	28,970
Depreciation and amortization	38,949	42,811	36,797	34,377	152,934
EBITDA from continuing operations	102,710	67,927	121,877	55,843	348,357
Adjusting items impacting EBITDA from continuing operations:
Transaction related compensation expense	274	243	274	—	791
Gain on sale of a business	—	(14,619)	—	—	(14,619)
Loss from cost method investment	—	2,784	—	—	2,784
Asset impairments	—	—	8,321	—	8,321
Total adjusting items	274	(11,592)	8,595	—	(2,723)
Adjusted EBITDA from continuing operations	$102,984	$56,335	$130,472	$55,843	$345,634

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended March 31,
(in thousands)	2023	2022
Cash used in operating activities	$(333,535)	$(1,074,998)
Changes in operating assets and liabilities
Accounts receivable	125,113	(215,012)
Inventories	178,010	(136,820)
Commodity derivatives	83,148	(277,761)
Other current and non-current assets	(17,543)	(38,810)
Payables and other current and non-current liabilities	(760,292)	(446,096)
Total changes in operating assets and liabilities	(391,564)	(1,114,499)
Adjusting items impacting cash from operations before working capital changes:
Less: Damaged inventory insurance proceeds and receivables	(17,390)	—
Cash from operations before working capital changes	$40,639	$39,501

Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The Company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other assets, and payables and accrued expenses from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.